      Filed with the Securities and Exchange Commission on August 30, 1999
                                              Registration No.: 333-
                                                                    ------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            AMERICAN SOFTWARE, INC.
               (Exact name of issuer as specified in its charter)

                Georgia                              58-109879
      (State or other jurisdiction                 (I.R.S. Employer
    of incorporation or organization)             Identification No.)

                        470 East Paces Ferry Road, N. E.
                             Atlanta, Georgia 30305
                    (Address of Principal Executive Offices)

              AMERICAN SOFTWARE, INC. INCENTIVE STOCK OPTION PLAN, NONQUALIFIED STOCK OPTION PLAN, 1991 EMPLOYEE STOCK OPTION PLAN AND DIRECTORS
           AND OFFICERS STOCK OPTION PLAN (COLLECTIVELY, THE "PLANS")
                           (Full Title of the Plans)

         Agent for Service:                    With Copies to:
         Henry B. Levi, Esq.                   James C. Edenfield and
         Gambrell & Stolz, L.L.P.              Vincent C. Klinges
         Suite 4300, SunTrust Plaza            American Software, Inc.
         303 Peachtree Street, N.E.            470 East Paces Ferry Road, N.E.
         Atlanta, Georgia 30308                Atlanta, Georgia 30305

         Telephone Number of Agent for Service: 404/577-6000

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                                    Proposed
                                                                                                     Maximum
                                                                                 Proposed           Aggregate
                                                               Amount             Maximum         Offering Price       Amount of
Title of Securities                                             to be          Offering Price      of Additional     Registration
to be Registered                                             Registered/1/      Per Share/2/       Shares/2/ /3/          Fee
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Shares, Par Value $.10                        6,246,731 Shs.       $4.0625            $5,687,500          $1,581
====================================================================================================================================

/1/Based upon the aggregate number of Shares presently authorized for issuance under the Plans, less shares already purchased pursuant to options granted under such Plans. Pursuant to General Instruction E, the registration fee is payable only with respect to the additional 1,400,000 shares registered resulting from amendments to two of the Plans. The remaining shares were registered under Registration Statement Numbers 33-42017, 33-67010, 33-83396, 33-62587, 333-14309
333-34637 and/or 333-62529.

/2/Based upon the average of the high and low prices of the Class A Common Shares reported on the Nasdaq National Market on August 25, 1999.

/3/Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).

                  STATEMENT PURSUANT TO GENERAL INSTRUCTION E

     The contents of Registration Statement No. 33-42017 on Form S-8 of the Registrant are hereby incorporated by reference thereto, except for Items 5 and 8 of Part II, which are revised as set forth below. Such Registration Statement related to the same stock option plans to which this Registration Statement relates. This Registration Statement is being filed to register additional securities, of the same class, registered under Registration Statement No. 33-42017.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     The firm of Gambrell & Stolz, L.L.P., Atlanta, Georgia, is general counsel to the Registrant. As of August 3 , 1999, lawyers associated with that firm owned or had options to purchase 65,474 Class A Common Shares of the Registrant. David H. Gambrell and James R. McGuone, partners in that firm, are a Director of the Registrant and the Secretary of the Registrant, respectively.

Item 8.   Exhibits.
          --------

Exhibit Number            Description
--------------            -----------

    4.1      1991 Employee Stock Option Plan (Amended and  Restated August 26,
             1999).

    4.2 Directors and Officers Stock Option Plan (Amended and Restated August 26, 1999).

    5.1      Opinion of Counsel regarding legality

   23.1      Independent Auditors' Consent

   23.2      Consent of Counsel (included in Exhibit 5.1)

   24.1      Power of Attorney (included on page 3)

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933,
     --------------
the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Atlanta, State of Georgia, on August 26, 1999.

                                  AMERICAN SOFTWARE, INC.

                                  By:/s/ James C. Edenfield
                                     ----------------------------------------
                                     James C. Edenfield, President and
                                     Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Edenfield and Vincent C. Klinges, or either of them, his attorney-in-fact, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                 Capacity                            Date
----                                 --------                            ----

/s/ James C. Edenfield               President, Chief Executive           August 26, 1999
-----------------------------        Officer and Director
James C. Edenfield

/s/ Thomas L. Newberry               Chairman of the Board of             August 26, 1999
-----------------------------        Directors
Thomas L. Newberry

/s/ David H. Gambrell                Director                             August 26, 1999
-----------------------------
David H. Gambrell

/s/ Thomas R. Williams               Director                             August 26, 1999
-----------------------------
Thomas R. Williams

/s/ James M. Modak                   Chief Financial Officer              August 26, 1999
-----------------------------
James M. Modak

/s/ Vincent C. Klinges               Principal Accounting                 August 26, 1999
-----------------------------        Officer
Vincent C. Klinges

                                 EXHIBIT INDEX

Exhibit No.            Description of Exhibits           Page
-------------  ----------------------------------------  ----

  4.1          1991 Employee Stock Option Plan (Amended
               and Restated August 26, 1999).               5

  4.2          Directors and Officers Stock Option Plan
               (Amended and Restated August 26, 1999).     10

  5.1          Opinion of Counsel regarding legality       16

 23.1          Independent Auditors' Consent               18

 24.1          Power of Attorney                            3